CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated May 18, 2004 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 14 (’33 Act) and Amendment No. 19 (’40 Act) to Santa Barbara Group of Mutual Funds’ Registration Statement on Form N-1A (file No. 033-56546 and file No. 811-07414), including the reference to our firm under the heading “Financial Highlights” in the Prospectus and the reference to our firm under the heading “Independent Auditors” in the Statement of Additional Information.

Cohen McCurdy, Ltd.

Westlake, Ohio

May 24, 2004